EXHIBIT 21





                                                            Jurisdiction of
          Name:                                              Incorporation
          -----                                              -------------

          Shanghai General Bearing                        People's Republic
          Co. Ltd.                                             of China


          Alurop Trading Corp.                                       Panama


          Wyatt-ZWZ Bearing Corporation                            New York


          Wafangdian-Hyatt Bearing                        People's Republic
          Manufacturing Co. Ltd.                               of China